SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                       Date of Report: September 30, 2004
                        (Date of Earliest Event Reported)

                        WIRELESS AGE COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in its Charter)

           Nevada                     001-313338                 98-0336674
State or other jurisdiction of   (Commission File No.)         (IRS Employer
Incorporation or organization                                Identification No.)

             13980 Jane Street, King City, Ontario, Canada, L7B 1A3
                    (Address of principal executive offices)

       (905) 833-0808 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

|_| Written communication pursuant to Rule 425 under the Securities Ac (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

                                TABLE OF CONTENTS

Item 1.01 Entry Into a Material Definitive Agreement

SIGNATURES

Item 1.01 Entry Into a Material Definitive Agreement

Wireless Age Communications, Inc. (the "Company") entered into an agreement dated September 30, 2004 to amend (i) the Note Purchase and Security Agreement between the Company and Stacey Minichiello, dated as of December 31, 2003; (ii) a Note issued thereunder in the principal amount of $1,930,000.00 (the "First Note"), and (iii) a second Note in the principal amount of $400,000.00, dated as of January 21, 2004 (together with the First Note, each as amended June 30, 2004, collectively the "Notes"), and to amend the Placement Agreement entered into with Robert Sim, Rosemary Sim and 101016305 Saskatchewan Ltd. (collectively, the "Sellers") dated as of June 30, 2004 (the "Placement Agreement" and together with the Notes, as amended, the "September Amendments"). Pursuant to the terms of the September Amendments, the maturity date for repayment of the Notes shall be extended to December 31, 2004 so long as the Company has performed a restricted private placement of 500,000 of Sellers' Shares no later than October 22, 2004 (the "Placement"). The Amendments also contain other ministerial undertakings to be performed by the Company.

THE SECURITIES OFFERED UNDER THE PLACEMENT AGREEMENT WILL NOT BE AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE SECURITIES DESCRIBED HEREIN.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Dated: October 6, 2004

                                  WIRELESS AGE COMMUNICATIONS, INC.


                                  By /s/ Gary Hokkanen
                                     -------------------------------------------
                                         Gary Hokkanen, Chief Financial Officer